UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2011

Tree.com, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On March 15, 2011, Tree.com, Inc. (the “Company”), through its wholly-owned subsidiary, Home Loan Center, Inc. dba LendingTree Loans (“HLC”), completed its acquisition of certain assets of First Residential Mortgage Network, Inc. dba SurePoint Lending (“SurePoint”) and certain shareholders of SurePoint (the “Shareholders”), pursuant to an Asset Purchase Agreement (the “Agreement”) dated November 15, 2010 by and among HLC, Surepoint and the Shareholders, as amended by the First Amendment to Asset Purchase Agreement (the “First Amendment”) dated March 14, 2011 and the Second Amendment to Asset Purchase Agreement (the “Second Amendment”) dated March 15, 2011. The material terms of the Agreement were previously described in the Company’s Current Report on Form 8-K filed on November 16, 2010.

SurePoint, a LendingTree network lender for eleven years, was a full service residential mortgage provider licensed in 45 states and employing over 500 people, including more than 300 licensed loan officers.  The Agreement provides for the purchase by HLC of certain specified assets and liabilities of SurePoint related to its business of originating, refinancing, processing, underwriting, funding and closing residential mortgage loans; providing title and escrow services; and providing other mortgage related services, as further described in the Agreement.  The acquired assets also include all of the equity interests of Real Estate Title Services, LLC, a wholly-owned subsidiary of Surepoint.

Pursuant to the Agreement, either HLC or Surepoint could terminate the Agreement if the transaction did not close prior to March 15, 2011, subject to certain exceptions. The First Amendment extended that date to March 16, 2011.

Under the Agreement, HLC would have made an initial cash payment of $6 million upon the closing of the transaction, subject to certain adjustments, followed by additional annual payments for a period of three years based upon the pre-tax net income derived from the purchased assets, subject to an aggregate cap of $23 million. Pursuant to the Second Amendment, the purchase price was changed to a single cash payment by HLC of $8 million upon the closing of the transaction, subject to certain adjustments.

Under the terms of the Agreement, as amended, HLC paid $8 million in cash upon the closing of the transaction, subject to certain adjustments as described in the Agreement, as amended.  The Company used available cash to fund the acquisition.

The foregoing description of the Agreement, the First Amendment and the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 16, 2010, and the full text of each of the First Amendment and the Second Amendment, which are filed at Exhibit 2.1 and 2.2 hereto, each of which is incorporated herein by reference.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995.  Such statements include those regarding the intent, belief or current expectations or anticipations of the Company and members of our management team and may be identified by words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions.  Factors known to management that could cause actual results to differ materially from those in forward-looking statements are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2010, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, and in our other filings with the Securities and Exchange Commission.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Item 9.01.              Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

2.1	First Amendment to Asset Purchase Agreement dated March 14, 2011 by and among HLC, SurePoint and the Shareholders.

2.2	Second Amendment to Asset Purchase Agreement dated March 15, 2011 by and among HLC, SurePoint and the Shareholders.*

*                 The schedules (and similar attachments) in this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules (and similar attachments) is contained in the agreement. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 21, 2011

TREE.COM, INC.

By:	/s/ Christopher R. Hayek
Christopher R. Hayek
Senior Vice President and Chief Accounting Officer

EXHIBIT LIST

Exhibit Number	Exhibit Description

2.1	First Amendment to Asset Purchase Agreement dated March 14, 2011 by and among HLC, SurePoint and the Shareholders.

2.2	Second Amendment to Asset Purchase Agreement dated March 15, 2011 by and among HLC, SurePoint and the Shareholders.*

*

The schedules (and similar attachments) in this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. A list of omitted schedules (and similar attachments) is contained in the agreement. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.